Exhibit 99.2

Statement of Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, I, Barry L. Lazarus, the Chief Financial Officer of Inland Retail Real Estate Trust Inc. (the "Company"), hereby certify that:

(1) I have reviewed the Quarterly Report on Form 10-Q of the Company (the "Report") to which this statement is an Exhibit;

(2) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(3) The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

/S/______________________________

Name: Barry L. Lazarus

Title: Chief Financial Officer

Date: November 14, 2002